Exhibit 99.1


March 17, 2010

                           Press Release

KENTUCKY BANCSHARES, INC. REPORTS EARNINGS FOR FOURTH QUARTER OF 2009

Paris, Kentucky - Kentucky Bancshares, Inc., parent company of Kentucky Bank, reported a $1,745,000 increase in the fourth quarter earnings of 2009 compared to the same time period in 2008. Earnings are $1,423,000, or fully diluted 2009 earnings per share of $0.52, compared to $(322,000), or fully diluted earnings per share of $(0.11) for the same three-month period of 2008.

Year to date earnings were $4,848,000, or $1.77 per share assuming dilution. For the same period last year earnings were $3,713,000, or $1.33 per share assuming dilution.

Kentucky Bank ranks 15th in size among the 180 banks headquartered in the Commonwealth of Kentucky. Kentucky Bank is headquartered in Paris and also has offices in Cynthiana, Georgetown, Morehead, Nicholasville, Sandy Hook, Versailles, Wilmore and Winchester.


Contact:  Gregory J. Dawson
          Chief Financial Officer
          859-987-1795